Exhibit 99.1

News Release

U.S. Silica Holdings, Inc. Announces Fourth Quarter and Full Year 2013 Results

•	Revenue for the quarter and the full year up 25.8% and 23.6%, respectively, year-over-year

•	Full year overall sales volumes increased nearly 14% to 8.2 million tons

•	Over 60% of oil and gas sales during the quarter made downstream via transloads

•	Company reaffirming guidance for 2014 for adjusted EBITDA, capital expenditures and effective tax rate

Frederick, Md., Feb. 25, 2014 – U.S. Silica Holdings, Inc. (NYSE: SLCA) today announced net income of $16.5 million or $0.31 per basic and diluted share for the fourth quarter ended Dec. 31, 2013 compared with net income of $21.8 million or $0.41 per basic and diluted share for the fourth quarter of 2012. As stated in a previous press release, results in the quarter were negatively impacted by severe winter storms in mid- and late December, reducing well completion activity, thus driving higher costs across our supply chain. The quarter was also negatively impacted by meaningful one-time costs, including a bad debt expense related to a customer bankruptcy.

Bryan Shinn, president and chief executive officer commented, “In 2013, we took several steps to position our Company for success going forward. We increased the speed with which we respond to customers by adding several new transloads near the major shale basins. We expanded the scale of our business by adding a state-of-the-art frac sand mine and plant in Sparta, Wisconsin and a resin-coated sand plant in Rochelle, Illinois. We strengthened our balance sheet and added top new talent to our team to support further growth of the Company. For 2014, we will be focused on improving the efficiency of our supply chain, bringing our new Utica operations online and carefully evaluating acquisition opportunities to expand our infrastructure and add additional mine production.”

Full Year 2013 Highlights

Total Company

•	Revenue totaled $546.0 million compared with $441.9 million for the full year of 2012, an improvement of 23.6%.

•	Overall sales volumes increased to 8.2 million tons, an increase of 13.8% over 2012 totals.

•	Selling, general and administrative expense for the year totaled $49.8 million or 9.1% of revenue compared with $41.3 million or 9.3% of revenue for the full year 2012.

•	Contribution margin was $202.9 million compared with $193.7 million for the full year 2012.

•	Adjusted EBITDA was $160.7 million or 29.4% of revenue compared with $150.6 million or 34.1% of revenue for the full year 2012.

•	Net income was $75.3 million or $1.41 per diluted share compared with $79.2 million or $1.50 per diluted share for the full year 2012.

Fourth Quarter 2013 Highlights

Total Company

•	Revenue totaled $149.5 million compared with $118.8 million for the same period last year, an increase of 25.8%.

•	Overall sales volumes increased to 2.1 million tons, a 19.9% improvement over the fourth quarter of 2012.

•	Contribution margin for the quarter was $48.0 million compared with $50.5 million in the same period of the prior year.

•	Adjusted EBITDA was $35.9 million or 24.0% of revenue versus $39.0 million or 32.8% of revenue for the same period last year.

Oil and Gas

•	Revenue for the quarter totaled $102.0 million compared with $70.9 million in the same period in 2012.

61% of total sales were made in basin via transloads compared with 32% in the fourth quarter of 2012.

•	Overall sales volumes totaled 1.1 million tons compared with 785.8 thousand tons sold in the fourth quarter of 2012.

•	Segment contribution margin was $34.2 million versus $37.5 million in the fourth quarter of 2012.

Industrial and Specialty Products

•	Revenue for the quarter totaled $47.5 million compared with $47.9 million for the same period in 2012.

•	Overall sales volumes totaled 1.0 million tons compared with 973.4 thousand tons sold in the same period last year.

•	Segment contribution margin was $13.8 million versus $13.0 million in the fourth quarter of 2012.

Capital Update

As of Dec. 31, 2013, the Company had $153.2 million in cash and cash equivalents and short term investments and $41.0 million available under its credit facilities. Total long-term debt at Dec. 31, 2013 was $368.0 million. Capital expenditures in the fourth quarter totaled $13.6 million and were associated largely with the Company’s investment in a new frac sand mine and plant located near Utica, IL.

Outlook and Guidance

The Company is reiterating the guidance it provided in its press release dated Jan. 31, 2014. For the full year 2014, the Company anticipates adjusted EBITDA in range of $180 million to $200 million. In addition, the Company expects capital expenditures of between $75 million and $85 million and an effective tax rate of approximately 25 percent.

Conference Call

U.S. Silica will host a conference call for investors tomorrow, Feb. 26, 2014 at 10:00 a.m. Eastern Time to discuss these results. Hosting the call will be Bryan Shinn, president and chief executive officer and Don Merril, vice president and chief financial officer. Investors are invited to listen to a live webcast of the conference call by visiting the “Investor Resources” section of the Company’s website at www.ussilica.com. The webcast will be archived for one year. The call can also be accessed live over the telephone by dialing (866) 612-9923 or for international callers, (404) 537-3239. The conference passcode is 57596409. A replay will be available shortly after the call and can be accessed by dialing (800) 585-8367. The Passcode for the replay is 57596409. The replay of the call will be available through March 26, 2014.

About U.S. Silica

U.S. Silica Holdings, Inc., a member of the Russell 2000 and S&P Small Cap 600 indexes, is one of the largest domestic producers of commercial silica, a specialized mineral that is a critical input into the oil and gas proppants end market. The company also processes ground and unground silica sand for a variety of industrial and specialty products end markets such as glass, fiberglass, foundry molds, municipal filtration and recreational uses. During its 100-plus year history, U.S. Silica Holdings, Inc. has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 250 products to customers across these end markets. U.S. Silica Holdings, Inc. is headquartered in Frederick, MD.

Forward-looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of this date. Forward-looking statements made include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements regarding U.S. Silica’s growth opportunities, strategy, future financial results, forecasts, projections, plans and capital expenditures, and the commercial silica industry. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) fluctuations in demand for commercial silica; (2) the cyclical nature of our customers’ businesses; (3) operating risks that are beyond our control; (4) federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing; (5) our ability to implement our capacity expansion plans within our current timetable and budget; (6) loss of, or reduction in, business from our largest customers; (7) increasing costs or a lack of dependability or availability of transportation services or infrastructure; (8) our substantial indebtedness and pension obligations; (9) our ability to attract and retain key personnel; (10) silica-related health issues and corresponding litigation; (11) seasonal and severe weather conditions; and (12) extensive and evolving environmental, mining, health and safety, licensing, reclamation and other regulation (and changes in their enforcement or interpretation). Additional information concerning these and other factors can be found in U.S. Silica’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

U.S. SILICA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	For the Three Months Ended December 31,
	2013	2012

Sales	$149,474	$118,846
Cost of goods sold (excluding depreciation, depletion and amortization)	102,875	70,988
Operating expenses
Selling, general and administrative	14,456	11,542
Depreciation, depletion and amortization	10,098	7,179

	24,554	18,721

Operating income	22,045	29,137
Other (expense) income
Interest expense	(4,086)	(3,244)
Other income, net, including interest income	152	3,931

	(3,934)	687

Income before income taxes	18,111	29,824
Income tax expense	(1,658)	(8,030)

Net income	$16,453	$21,794

Earnings per share:
Basic	$0.31	$0.41
Diluted	$0.31	$0.41

U.S. SILICA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31,
	2013	2012

ASSETS
Current Assets:
Cash and cash equivalents	$78,256	$61,022
Short-term investments	74,980	—
Accounts receivable, net	75,207	59,564
Inventories, net	64,212	39,835
Prepaid expenses and other current assets	11,104	6,738
Deferred income tax, net	17,737	10,108

Total current assets	321,496	177,267

Property, plant and mine development, net	442,116	414,218
Debt issuance costs, net	5,255	2,111
Goodwill	68,403	68,403
Trade names	10,436	10,436
Customer relationships, net	6,120	6,531
Other assets	9,635	7,844

Total assets	$863,461	$686,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Book overdraft	$4,659	$5,390
Accounts payable	37,376	37,333
Dividends payable	6,709	—
Accrued liabilities	10,823	9,481
Accrued interest	41	2
Current portion of long-term debt	3,488	2,433
Income tax payable	1,037	20,596
Current portion of deferred revenue	—	4,855

Total current liabilities	64,133	80,090

Long-term debt	367,963	252,992
Liability for pension and other post-retirement benefits	36,802	52,747
Deferred income tax, net	71,318	59,111
Other long-term obligations	13,951	10,176

Total liabilities	554,167	455,116

Stockholders’ Equity:
Common stock	534	529
Preferred stock	—	—
Additional paid-in capital	174,799	163,579
Retained earnings	137,978	82,731
Treasury stock, at cost	—	(970)
Accumulated other comprehensive loss	(4,017)	(14,175)

Total stockholders’ equity	309,294	231,694

Total liabilities and stockholders’ equity	$863,461	$686,810

Non-GAAP Financial Measures

Segment Contribution Margin

Segment contribution margin is a key metric that management uses to evaluate our operating performance and to determine resource allocation between segments. Segment contribution margin excludes certain corporate costs not associated with the operations of the segment. These unallocated costs include costs related to corporate functional areas such as sales, production and engineering, corporate purchasing, accounting, treasury, information technology, legal and human resources.

The following table sets forth a reconciliation of income before income taxes, the most directly comparable GAAP financial measure, to segment contribution margin.

	For the Three Months Ended December 31,
	2013	2012
	(in thousands)

Sales:
Oil and gas proppants	$102,011	$70,920
Industrial and specialty products	47,463	47,926

Total sales	149,474	118,846
Segment contribution margin:
Oil and gas proppants	34,150	37,507
Industrial and specialty products	13,833	13,033

Total segment contribution margin	47,983	50,540
Operating activities excluded from segment cost of good	(1,384)	(2,682)
Selling, general and administrative	(14,456)	(11,542)
Advisory fees to parent	—	—
Depreciation, depletion and amortization	(10,098)	(7,179)
Interest expense	(4,086)	(3,244)
Early extinguishment of debt	—	—
Other income, net, including interest income	152	3,931

Income (loss) before income taxes	$18,111	$29,824

	For the Year Ended December 31,
	2013	2012
	(in thousands)

Sales:
Oil and gas proppants	$347,439	$243,765
Industrial and specialty products	198,546	198,156

Total sales	545,985	441,921
Segment contribution margin:
Oil and gas proppants	145,916	140,070
Industrial and specialty products	56,983	53,601

Total segment contribution margin	202,899	193,671
Operating activities excluded from segment cost of goods sold	(5,481)	(8,285)
Selling, general and administrative	(49,759)	(41,299)
Depreciation, depletion and amortization	(36,418)	(25,099)
Interest expense	(15,341)	(13,795)
Early extinguishment of debt	(480)	—
Other income, net, including interest income	597	4,612

Income (loss) before income taxes	$96,017	$109,805

Adjusted EBITDA

Adjusted EBITDA is not a measure of our financial performance or liquidity under GAAP and should not be considered as an alternative to net income as a measure of operating performance, cash flows from operating activities as a measure of liquidity or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized, and excludes certain non-recurring charges that may recur in the future. Management compensates for these limitations by relying primarily on our GAAP results and by using Adjusted EBITDA only supplementally. Our measure of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following table sets forth a reconciliation of net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA.

	For the Three Months Ended December 31,
	2013	2012
	(in thousands)

Net income	$16,453	$21,794
Total interest expense, net of interest income	4,040	3,193
Provision for taxes	1,658	8,030
Total depreciation, depletion and amortization expenses	10,098	7,179

EBITDA	32,249	40,196
Non-cash losses and charges (1)	464	379
Non-recurring expense (income)(2)	(189)	(3,737)
Non-cash incentive compensation(3)	803	668
Post-employment expenses (excluding service costs)(4)	517	450
Other adjustments allowable under our existing credit agreements(5)	2,051	1,015

Adjusted EBITDA	$35,895	$38,971

(1)	Includes non-cash losses and charges arising from adjustments to estimates of a future litigation liability.
(2)	Includes gain on sale of assets for the three months ended December 31, 2013, and gain on insurance settlement for the three months ended December 31, 2012.
(3)	Includes vesting of incentive equity compensation issued to our employees.
(4)	Includes net pension cost and net post-retirement cost relating to pension and other post-retirement benefit obligations during the applicable period, but in each case excluding the service cost relating to benefits earned during such period.
(5)	Reflects miscellaneous adjustments permitted under the Term Loan and the Revolver, including such items as expenses related to one-time litigation fees, Sarbanes-Oxley implementation, secondary stock offerings by Golden Gate Capital, reviewing growth initiatives and potential acquisitions and employment agency fees.

	For the Year Ended December 31,
	2013	2012
	(in thousands)

Net income	$75,256	$79,154
Total interest expense, net of interest income	15,241	13,615
Provision for taxes	20,761	30,651
Total depreciation, depletion and amortization expenses	36,418	25,099

EBITDA	147,676	148,519
Non-cash losses and charges (1)	464	379
Non-recurring expense (income)(2)	(189)	(4,206)
Early extinguishment of debt(3)	480	—
Non-cash incentive compensation(4)	3,039	2,330
Post-employment expenses (excluding service costs)(5)	2,071	1,794
Other adjustments allowable under our existing credit agreements(6)	7,150	1,773

Adjusted EBITDA	$160,691	$150,589

(1)	Includes non-cash deductions, losses and charges arising from adjustments to estimates of a future litigation liability and the decision by our hourly workforce at our Rockwood facility to withdraw from a pension plan administered by a third party.
(2)	Includes the gain on insurance settlements of $0 and $(3,734) for the years ended December 31, 2013 and 2012, respectively. Includes the gain on sale of assets of $(189) and $(472) for the years ended December 31, 2013 and 2012, respectively.
(3)	Includes natural gas hedging losses, purchase accounting adjustments, management bonuses and other expenses related to the Golden Gate Capital acquisition, as well as unamortized transaction fees and expenses arising from the refinancing of our Term Loan and Revolver.
(4)	Includes vesting of incentive equity compensation issued to our employees.
(5)	Includes net pension cost and net post-retirement cost relating to pension and other post-retirement benefit obligations during the applicable period, but in each case excluding the service cost relating to benefits earned during such period. See Note R to our Consolidated Financial Statements in Item 8 of this Annual Report on Form 10-K.
(6)	Reflects miscellaneous adjustments permitted under our existing credit agreements, including such items as expenses related to offerings of our common stock by Golden Gate Capital, business development activities related to our growth and expansion initiatives, one-time litigation fees, expenses related to our refinancing and employment agency fees.

Investor Contact:

Michael Lawson

Director of Investor Relations and Corporate Communications

(301) 682-0304

lawsonm@USSilica.com

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